Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement (the "Agreement") is made and entered into as of September 21, 2012, by and between Chin Hon Siang Alex, a person residing at the address listed on the signature page attached hereto ("Executive"), and Asia Green Agriculture Corporation (formerly known as SMSA Palestine Acquisition Corp.), a Nevada corporation (the "Company"), with respect to the following facts:

     A. The Company desires to employ Executive under the terms, conditions and benefits as hereinafter described.

     B. Executive desires to render services to the Company, subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
EMPLOYMENT AND RESPONSIBILITIES

     1.1      Employment. The Company hereby employs Executive as its Chief Financial Officer, subject to the supervision and direction of the Company's Chief Executive Officer and board of directors (the "Board").

     1.2      Assignment of Duties. Executive shall have such duties as may be assigned to Executive from time to time by the Board and executive officers senior to Executive, consistent with the responsibilities of the position of Chief Financial Officer. All such duties shall be performed outside the United States of America.

     1.3      Executive's Devotion of Time. Executive shall devote such portion of Executive’s time, abilities and energy to the faithful performance of the duties assigned to Executive under this Agreement and the promotion of the business affairs of the Company as may be necessary to fulfill his obligations hereunder. Executive may also be employed by one or more subsidiaries of the Company and shall devote Executive's full time, abilities and energy to the faithful performance of duties to the Company and its subsidiaries. Executive shall not divert any business opportunities from the Company to Executive or to any other person or business entity.

     1.4      Conflicting Activities. Executive shall not, during the term of this Agreement, be engaged in any other business activity without the prior written consent of the Board; provided, however, that this restriction shall not be construed as preventing Executive from investing Executive's personal assets and time in publicly listed companies that are not in competition with the Company or its affiliates, provided that Executive shall not own more than five percent (5%) of the outstanding securities of any such publicly listed companies.

ARTICLE II
COMPENSATION

     During the Term (as defined below), the Company shall pay Executive the following compensation:

Exhibit 10.1

     2.1      Salary. In consideration of the services to be rendered by Executive to the Company, the Company will pay to Executive an annual salary of HK$1,000,000 (the “Base Salary”) which shall thereafter be adjusted from time to time as determined by the Company or the Board based upon the Company's performance as well as Executive meeting certain performance objectives. Any Base Salary earned shall be paid to the bank account provided by Executive on a pro-rated basis on the last business day of each month.

     2.2      Bonus. During the Term, Executive will be eligible to earn bonuses in conformity with the Company's customary practices for executive compensation as determined by the Board based upon Executive’s and the Company’s performance. Any bonus earned shall be paid within ninety (90) days following the end of the Company's fiscal year end.

     2.3      Benefits. During the Term, Executive will be eligible to participate on the same basis as other Company executive employees in the Company's employee benefit plans, including, without limitation, global health insurance, accident & injury insurance, and D & O liabilities insurance, as such benefits or plans may be modified or amended from time to time.

     2.4      Vacation. During the Term, Executive will be eligible to accrue twenty (20) days of paid vacation each year. Such vacation shall be taken at such times and intervals as shall be agreed to by the Company and Executive in their reasonable discretion. Executive shall cease to accrue further vacation at any time that Executive has an unused vacation accrual of twenty days.

     2.5      Expenses. The Company shall pay or reimburse Executive for all reasonable business expenses including, without limitation, cell phone, personal digital assistant (PDA) device, business travel expenses, reasonably incurred or paid by Executive in the performance of his responsibilities hereunder in accordance with the Company's prevailing policy and practice relating to reimbursements as modified from time to time. Executive must provide substantiation and documentation of these expenses to the Company in accordance with Company policy in order to receive reimbursement.

ARTICLE III
TERM

     3.1      The Company shall employ Executive on the terms and conditions set forth herein during the period commencing on the date of this Agreement and ending on September 30, 2013 unless terminated earlier in accordance with ARTICLE IV (the "Term"). Thereafter the Term will continue on a month to month basis until either party provides the other party written notice at least thirty (30) days prior to expiration of the applicable Term. Expiration of the Term shall not be considered Good Reason or a termination of Executive's employment by the Company without Cause. Unless the Company requests otherwise in writing, upon termination of Executive's employment for any reason, Executive shall be deemed to have immediately resigned from all positions with the Company (and its affiliates) as of Executive's last day of employment (the "Termination Date").

ARTICLE IV
TERMINATION

     4.1      Accrued Payments. Executive's employment under this Agreement may be terminated prior to the end of the Term as follows in this ARTICLE IV. Except as otherwise provided herein, upon termination of Executive's employment for any reason, on the Termination Date Executive shall receive the "Accrued Payments" which shall consist of: (i) earned but unpaid Base Salary; (ii) unused vacation days, if any, to the extent accrued through the Termination Date; and (iii) payment of any outstanding reimbursable business expenses.

Exhibit 10.1

     4.2      At Executive's Option. Executive may terminate his employment upon a month’s prior written notice or by payment to the Company of an amount equal to the Base Salary in lieu of such notice under this Agreement at any time for any reason. In the event of a termination of his employment under this Agreement by Executive, he shall be entitled to the Accrued Payments.

     4.3      Termination for Cause. The Company may terminate Executive's employment under this Agreement for Cause at any time upon prior written notice to Executive. Termination by the Company shall constitute a termination for "Cause" if such termination is for one or more of the following reasons:

               4.3.1      the failure or refusal of Executive to fulfill his obligations under this Agreement (other than by reason of his Disability (as defined below)) or the material breach by Executive of any of the terms of this Agreement which is not cured within fifteen (15) days written notice to Executive identifying the nature of the failure;

               4.3.2      gross negligence, a material breach by Executive of his fiduciary duties or the commission by Executive of an act of fraud or embezzlement or his misappropriation of any money or other assets or property (whether tangible or intangible) of the Company or its subsidiaries;

               4.3.3      Executive's engagement in conduct resulting in a material injury to the business, financial condition or operations of the Company or its subsidiaries and which is not authorized by the Board;

               4.3.4      Declaration by competent authorities of Executive’s bankruptcy or loss of professional qualification; or

               4.3.5      The conviction of, or plea of guilty or nolo contendere by, Executive of a felony or any crime or civil violation involving moral turpitude.

               In the event of a termination of Executive's employment for Cause, Executive shall be entitled only to the Accrued Payments.

     4.4      At the Election of the Company without Cause. The Company may terminate Executive's employment upon a month’s prior written notice under this Agreement without Cause, in which event, then in addition to the Accrued Payments, Executive will be eligible to receive a Severance Package (as defined below) subject to Section 4.6. The severance benefits payable to Executive (the "Severance Package") will consist of twelve (12) months of Executive’s Base Salary then in effect on the Termination Date, with such cash severance payments payable to Executive in substantially equal monthly installments commencing as of the last day of the month of the Termination Date (provided however that the first installment will not be paid until the Section 4.6 Release has become effective and further provided that such first installment will be a larger amount to account for the passage of time following the Termination Date in case such first payment occurs more than one month after its scheduled date of payment).

     4.5      Termination due to Disability. In the event that Executive is unable to fulfill his obligations due to illness, injury or other disabilities (“Disabilities”), the Company may, if and as permissible under applicable laws, stop paying all or portion of his Base Salary and, if Executive is unable to fulfill his obligations for more than thirty (30) days during any twelvemonth period due to Disabilities, the Company may terminate his employment on a month’s prior written notice.

Exhibit 10.1

     4.6      Resignation for Good Reason. If Executive terminates his employment for Good Reason, then in addition to the Accrued Payments, Executive shall be eligible to receive the Severance Package subject to Section 4.7. Payments of the Severance Package shall be made at the same times specified in Section 4.4. "Good Reason" shall mean (i) a material diminution in Executive’s authority, duties or responsibilities; (ii) any material reduction in the Base Salary unless specially related to performance of Executive or the Company; (iii) declaration by competent authorities of the Company’s bankruptcy; (iv) the Company’s material violation of the law; or (v) the Company's material breach of this Agreement. For purposes of this Agreement, Executive may resign his employment from the Company for "Good Reason" within sixty (60) days after the date that any one of the Good Reason events listed above has first occurred without Executive's written consent. Executive's resignation for Good Reason will only be effective if the Company has not cured or remedied the Good Reason event within thirty (30) days after its receipt of Executive's written notice (such notice shall describe in detail the basis and underlying facts supporting Executive's belief that a Good Reason event has occurred). Such written notice must be provided by Executive to the Company within thirty (30) days of the initial existence of the alleged Good Reason event. Failure to timely provide such written notice to the Company means that Executive will be deemed to have consented to and waived the Good Reason event. If the Company does timely cure or remedy the Good Reason event, then Executive may either resign his employment without Good Reason or Executive may continue to remain employed subject to the terms of this Agreement.

     4.7      Release of Claims and Covenant Not to Sue. The Severance Package will be paid if and only if Executive timely satisfies all of the following conditions: (i) Executive complies with all surviving provisions of this Agreement; (ii) Executive executes (and does not revoke) a release of claims and covenant not to use (the "Release") substantially in the form provided in the attached Exhibit A (and as may be reasonably modified by the Company) and remains in full compliance with such Release and (iii) such Release must become effective within sixty (60) days after the Termination Date.

     4.8      Covenants. As a condition of this Agreement and to Executive's receipt of any post-employment benefits, Executive agrees that Executive will fully and timely comply with all of the covenants set forth in this Section (which shall survive the Termination Date).

               4.8.1      Upon the Termination Date, Executive shall execute the Company's termination certification of Proprietary Information and Inventions Agreement (as defined below) (or its successor agreement);

               4.8.2      Upon the Termination Date, Executive shall return to the Company all Company property including, but not limited to, computers, cell phones, pagers, keys, laboratory notebooks, business cards, intellectual property, etc. and Executive shall not retain any copies, facsimiles or summaries of any Company proprietary information;

               4.8.3      Executive will fully pay off any outstanding advances, loans or debts owed to the Company no later than their applicable due date or the Termination Date (if no other due date has been previously established);

Exhibit 10.1

               4.8.4      Executive will submit any outstanding business expense reports to the Company prior to the Termination Date;

               4.8.5      Executive will not at any time during and subsequent to Executive's period of employment with the Company make any disparaging statements (oral or written) about the Company, or any of its affiliated entities, officers, directors, employees, stockholders, representatives or agents, or any of the Company's products or work-in-progress, in any manner that might be harmful to their businesses, business reputations or personal reputations;

               4.8.6      As of the Termination Date, Executive will no longer represent that Executive is an officer, director or employee of the Company and Executive will immediately discontinue using Executive's Company mailing address, telephone, facsimile machines, voice mail and e-mail;

               4.8.7      Executive acknowledges that (i) upon a violation of any of the covenants contained in this Section 4.7 of this Agreement or (ii) if the Company is terminating Executive's employment for Cause, the Company would as a result sustain irreparable harm, and, therefore, Executive agrees that in addition to any other remedies which the Company may have, the Company shall be entitled to obtain equitable relief including specific performance and injunctions restraining Executive from committing or continuing any such violation; and

               4.8.8      Executive shall, upon the Company's request and without any payment therefor, reasonably cooperate with the Company (and be available as necessary) after the Termination Date in connection with any legal matters involving events that occurred during Executive's period of employment with the Company.

ARTICLE V
TAXES

     5.1      Executive Tax Obligations. Anything to the contrary notwithstanding, all payments made under this Agreement to Executive or Executive's estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. Executive will be solely liable and responsible for the payment of Executive's taxes payable to the authorities in Hong Kong arising as a result of any payment hereunder including without limitation any unexpected or adverse tax consequence. The Company shall bear any taxes payable to the authorities in the People’s Republic of China incurred in connection with any payment hereunder, provided that Executive shall give prompt written notice to the Company once he has been in the Republic of China for one hundred and fifty three (153) or more calendar days in a calendar year.

     5.2      Section 409A. This Agreement is intended to comply with the requirements of section 409A of the United States Internal Revenue Code (the "Code"), to the extent applicable. In the event this Agreement or any benefit paid to Executive hereunder is deemed to be subject to Code Section 409A, Executive consents to the Company adopting such conforming amendments as the Company deems necessary, in its reasonable discretion, to comply with Code Section 409A. In addition, if Executive is a specified employee (within the meaning of Code Section 409A) at the time of Executive's separation from service, then to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the payment of certain benefits owed to Executive under this Agreement will be delayed and instead paid (without interest) to Executive upon the earlier of the first business day of the seventh month following Executive's separation from service or ten (10) business days after Executive's death.

Exhibit 10.1

     5.3      Code Section 280G. In the event that it is determined that any payment or distribution of any type to or for Executive's benefit made by the Company, by any of its affiliates, by any person who acquires ownership or effective control or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Code) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of an employment agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then such payments or distributions or benefits shall be payable either: (i) in full; or (ii) as to such lesser amount which would result in no portion of such payments or distributions or benefits being subject to the Excise Tax.

     Executive shall receive the greater, on an after-tax basis, of (i) or (ii) above, provided however that to the extent applicable, Executive may elect to subject the payments that are in excess of the permissible maximum payment amount specified under Section 280G(b)(2)(A)(ii) of the Code to a stockholder vote as provided for under Section 280G(b)(5) of the Code.

     Unless Executive and the Company agree otherwise in writing, any determination required under this Section 5.3 shall be made in writing by an independent accountant selected by the Company (the "Accountant") whose determination shall be conclusive and binding. Executive and the Company shall furnish the Accountant such documentation and documents as the Accountant may reasonably request in order to make a determination. The Company shall bear all costs that the Accountant may reasonably incur in connection with performing any calculations contemplated by this Section.

ARTICLE VI
PROPRIETARY INFORMATION AND INVENTIONS.

     6.1      Concurrently with the execution of this Agreement, and in consideration of the salary and benefits provided to Executive under this Agreement, Executive has entered into the Company's Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit B.

ARTICLE VII
DUTY OF LOYALTY

     7.1      Non-Competition. During the term of this Agreement, and within six (6) months after the Termination Date, Executive will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, or assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company.

     7.2      Non-Solicitation. During the term of this Agreement, Executive will not encourage any customer, employee or consultant of the Company to discontinue, substantially reduce or materially alter their business relationship with the Company in a manner that is detrimental to the Company.

Exhibit 10.1

     7.3      Injunctive Relief. Executive expressly agrees that the covenants set forth in Sections 7.1 and 7.2 are reasonable and necessary to protect the Company and its legitimate business interests, and to prevent the unauthorized dissemination of Confidential Information to competitors of the Company. Executive also agrees that the Company will be irreparably harmed and that damages alone cannot adequately compensate the Company if there is a violation of Sections 7.1 or 7.2 by Executive, and that injunctive relief against Executive is essential for the protection of the Company. Therefore, in the event of any such breach, it is agreed that, in addition to any other remedies available, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, plus attorneys' fees actually incurred for the securing of such relief.

ARTICLE VIII
MISCELLANEOUS

     8.1      Governing Law and Choice of Forum. This Agreement shall be interpreted and governed by the laws of the State of Nevada and, as applicable, the laws of the United States, without giving effect to the principles of choice of law or conflicts of laws of Nevada.

     8.2      Authority. Each party warrants that it has proper authority to enter into this Agreement. Execute represents and warrants to the Company that the execution or performance of this Agreement does not and will not constitute a breach of any other agreement to which it is a party or bound.

     8.3      Interpretation. The captions in this Agreement are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement. Both the Company and Executive have had the opportunity to consult with an attorney of his choice before executing this Agreement. Accordingly this Agreement shall be construed in accordance with its fair meaning and not strictly for or against either party.

     8.4      Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

     8.5      Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

     8.6      Entire Agreement. This Agreement and the Exhibits attached hereto set forth the entire agreement and understanding of the parties relating to the subject matter contained in this Agreement and merges all prior and contemporaneous discussions and agreements between them. Any modification of any of the provisions of this Agreement shall not be valid unless in writing and signed by authorized representatives of the party against whom such modification is sought to be enforced. All notices pursuant to this Agreement must be in writing (which may be by facsimile or electronic transmission) to be effective and shall be deemed to have been given on the day actually delivered or received (upon confirmation thereof). All notices to Executive shall be addressed to the address set forth below his and all the notices to the Company shall be sent to the Company's headquarters.

Exhibit 10.1

     8.7      Assignment. The Company shall have the right to assign its duties, obligations and/or rights under this Agreement to any entity or person it chooses, at any time and without the consent of Executive. In the case of assignment, the assignee shall be deemed to be the Company for all purposes under this Agreement. Executive shall have no right to assign his duties or responsibilities under this Agreement. With the above qualifications, this Agreement shall inure to the benefit of, and be binding upon, the parties to this Agreement, and their respective executors, administrators, successors and assigns.

     8.8      Attorneys' Fees. In the event of any disputes arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and other fees and costs related thereto.

     8.9      Counterparts. This Agreement may be executed in multiple counterparts and transmitted by facsimile or by electronic mail in portable document format or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party's a signature. Each such counterpart and facsimile or PDF signature shall constitute an original and all of which together shall constitute one and the same original.

[Signature Page to Executive Employment Agreement Follows]

Exhibit 10.1

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Asia Green Agriculture Corporation	Chin Hon Siang Alex

By:	/s/ Chin Hon Siang Alex
Name:	Signature
Title:
Date:
[ADDRESS]

Date:

Exhibit 10.1

EXHIBIT A

RELEASE OF CLAIMS AND COVENANT NOT TO SUE

     This Release of Claims and Covenant Not To Sue (the "Release") is entered into by Chin Hon Siang Alex ("Executive"). This Release is effective only if (i) it has been executed by Executive after his termination of employment with Asia Green Agriculture Corporation (formerly known as SMSA Palestine Acquisition Corp.) (the "Company"), (ii) such executed Release has been provided to the Company on or before [DATE] and (iii) the revocation period has expired without revocation as set forth in Section 5(c) below (the "Effective Date"). The Company and Executive are collectively referred to herein as the Parties.

     WHEREAS, Executive was an employee of the Company and served as the Company's Chief Financial Officer;

     WHEREAS, pursuant to Executive Employment Agreement executed by the Parties on September 21, 2012 (the "Severance Agreement"), Executive is eligible for specified severance benefits upon the occurrence of certain events with such benefits conditioned upon, among other things, Executive's execution and non-revocation of this Release;

     WHEREAS, Executive's employment was terminated [by the Company without Cause] [by Executive for Good Reason] (as defined in the Severance Agreement) on [DATE] (the "Separation Date"); and

     WHEREAS, pursuant to the terms of the Severance Agreement, the Company has determined to treat the termination of Executive’s employment as eligible for payment of certain separation benefits provided in the Severance Agreement.

     NOW, THEREFORE, in consideration of the covenants contained herein, and intending to be legally bound, Executive agrees as follows:

     1.      Termination of Employment. Executive acknowledges and agrees that Executive’s employment with the Company terminated as of the close of business on the Separation Date. As of the Separation Date, Executive agrees that he is no longer an employee of the Company and no longer holds any positions or offices with the Company.

     2.      Separation Benefits. In consideration for the release of claims set forth below and other obligations under this Release and the Severance Agreement and in satisfaction of all of the Company's obligations to Executive and further provided that (i) this Release is signed by Executive and not revoked by Executive under Section 5(c) herein and (ii) Executive remains in continuing compliance with all of the terms of this Release and the Severance Agreement, Executive is eligible to receive the Severance Package benefits specified in Section 5.3 of the Severance Agreement.

     3.      Integration. This Release and the Severance Agreement (and any agreements referenced therein) represents the entire agreement and understanding between the Parties as to the subject matter hereof and supersedes all prior agreements whether written or oral.

     4.      Right to Advice of Counsel. Executive acknowledges that Executive has had the opportunity to fully review this Release and, if Executive so chooses, to consult with counsel, and is fully aware of Executive’s rights and obligations under this Release.

Exhibit 10.1

     5.      Executive's Release of Claims. Executive hereby expressly covenants not to sue and releases and waives any and all claims, liabilities, demands, damages, penalties, debts, accounts, obligations, actions, grievances, and causes of action ("Claims"), whether now known or unknown, suspected or unsuspected, whether in law, in equity or in arbitration, of any kind or nature whatsoever, which Executive has or claims to have, now or hereafter, against the Company and its divisions, facilities, subsidiaries and affiliated entities, successors and assigns, or any of its or their respective past or present officers, directors, trustees, shareholders, agents, employees, attorneys, insurers, representatives (collectively, the "Releasees"), including, but not limited to, any Claims arising out of or relating in any way to Executive’s employment at the Company and the termination thereof. Without limiting the foregoing, Executive hereby acknowledges and agrees that the Claims released by this Release include, but are not limited to, any and all claims which arise or could arise under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Federal Worker Adjustment and Retraining Notification Act (or any similar state, local or foreign law), Nevada statutory or common law, and federal statutory law, or any Claim for severance pay, bonus, sick leave, disability, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit. Nothing herein shall release any rights to indemnification Executive may have in connection with Executive's actions taken in the course of his duties with the Company. This release shall not apply to any claims that may not be waived as a matter of applicable law.

               (b)      Executive warrants and represents that there is not now pending any action, complaint, petition, executive charge, grievance, or any other form of administrative, legal or arbitral proceeding by Executive against the Company and further warrants and represents that no such proceeding of any kind shall be instituted by or on Executive’s behalf based upon any and all Claims released herein.

               (c)      Executive expressly acknowledges, understands and agrees that this Release includes a waiver and release of all claims which Executive has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §621, et seq. ("ADEA"). The following terms and conditions apply to and are part of the waiver and release of ADEA claims under this Release:

                         (i)      Executive is advised to consult an attorney before signing this Release;

                         (ii)      Executive is granted twenty-one (21) days after he is presented with this Release to decide whether or not to sign this Release;

                         (iii)      Executive will have the right to revoke the waiver and release of claims under the ADEA within seven (7) days of signing this Release, and this Release shall not become effective and enforceable until that revocation period has expired without such revocation;

                         (iv)      Executive hereby acknowledges and agrees that he is knowingly and voluntarily waiving and releasing Executive’s rights and claims in exchange for consideration (something of value) in addition to anything of value to which he is already entitled; and

                         (v)      Nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

Exhibit 10.1

     7.      Severability. Executive understands that whenever possible, each provision of this Release will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Release will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     8.      No Representations. Executive has not relied upon any representations or statements made by the Company in deciding whether to execute this Release.

     9.      Voluntary Execution of Release. This Release is executed voluntarily by Executive and without any duress or undue influence and with the full intent of releasing all claims. Executive acknowledges that:

               (a)      He has read this Release;

               (b)      He has been represented in the preparation, negotiation, and execution of this Release by legal counsel of his own choice or that he has voluntarily declined to seek such counsel;

               (c)      He understands the terms and consequences of this Release and of the releases it contains;

               (d)      He is fully aware of the legal and binding effect of this Release.

IN WITNESS WHEREOF, Executive has executed this Release as shown below.

Chin Hon Siang Alex

/s/ Chin Hon Siang Alex

Dated: ______________________

Execution Copy

EXHIBIT B

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

     In consideration of my employment by Asia Green Agriculture Corporation (formerly known as SMSA Palestine Acquisition Corp.), a Nevada corporation (the "Company'), I hereby agree to certain restrictions placed by the Company on my use and development of information and technology of the Company, as more fully set out below.

ARTICLE I
PROPRIETARY INFORMATION AND COMPANY DOCUMENTS

     1.1      Proprietary Information. I understand that the Company possesses Proprietary Information which is important to its business. "Proprietary Information" is information developed, created or discovered by the Company, or which became known by or was conveyed to the Company, which has or could have commercial value in the Company's business. By way of illustration, but not limitation, Proprietary Information includes any and all technical and nontechnical information such as patent, copyright, trade secret, mask works, techniques, methodologies inventions, know-how, processes, sketches, drawings, models, apparatus, equipment, algorithms, data, database, database criteria, software programs and subroutines, source and object code, features, modes of operation, formulae related to the current, future and proposed products and services of Company, research, experimental work, development, design details, specifications, engineering, financial information, procurement requirements, purchasing, manufacturing and customer lists, business forecasts, sales and merchandising plans, marketing plans, other employee's positions, skill levels, duties, compensation and all other terms of their employment. I acknowledge that Proprietary Information may include information previously disclosed to me. Proprietary Information may be stamped or otherwise marked "Confidential", " Proprietary", or with some similar designation. If any information or material is not so marked but nonetheless it meets the definition above, it is still Proprietary Information. If I am uncertain as to whether particular information or materials are Proprietary Information, I will request the Company's written opinion as to their status. I understand that Proprietary Information does not include any information, idea or material that: (i) is or becomes publicly known through lawful means and without breach of this Agreement by me; (ii) was rightfully in my possession or part of my general knowledge prior to my employment by the Company; or (iii) is disclosed to me without confidential or proprietary restrictions by a third party who rightfully possesses the information, ideas or materials (without confidential or proprietary restrictions) and did not learn of it, directly or indirectly, from the Company. Any information, idea or material will not be considered to be publicly known or in the public domain merely because it is embraced by more general information in my prior possession or the possession of others, or merely because it is expressed in public literature in general terms. Proprietary Information also does not include my general knowledge and skill obtained during the course of my employment. I understand that my employment or engagement as a consultant creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

     1.2      Company Documents. I understand that the Company possesses Company Documents which are important to its business. "Company Documents" are documents or other media, including without limitation electronic data and information, that contain Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others. Company Documents include, but are not limited to, documents, spreadsheets, presentations, reports, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, electronic communications, sound recordings and other printed, typewritten or handwritten documents, sample products, prototypes and models.

Execution Copy

ARTICLE II
RESTRICTIONS ON USE

     2.1      Proprietary Information. All Proprietary Information and all patents, copyrights and other rights in connection therewith are and shall remain solely the property of the Company. At all times, both during my employment with or engagement as a consultant to the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior approval of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

     2.2      Company Documents. All Company Documents are and shall remain solely the property of the Company. I agree that during my employment with or engagement as a consultant to the Company, I will not remove or electronically transmit any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as I am required to do in connection with the performance of my duties to the Company and pursuant to appropriate non-disclosure agreements.

     2.3      Third Party Information. I recognize that the Company may have received and in the future will receive from third parties their confidential or proprietary non-public information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. At all times, both during my employment with or engagement as a consultant to the Company and after its termination, I will keep in confident and trust and will not use or disclose any such confidential or proprietary information or anything relating to it without the prior approval of the Company, except as may be necessary in the ordinary course of performing my duties to the Company consistent with the Company's agreement with such third party.

     2.4      Location. I agree to maintain at my work station and/or any other place under my control only such Proprietary Information as I have a current "need to know." I agree to return to the appropriate person or location or otherwise properly dispose of Proprietary Information once that need to know no longer exists. I agree not to remove Proprietary Information from the Company's premises except as required in the course of my employment or consultancy with the Company.

     2.5      Actions on Termination. I further agree that, immediately upon the termination of my employment with or engagement as a consultant to the Company for any reason, or at any other time requested by the Company, I will return all Company Documents, apparatus, equipment, and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to the public; and (iii) my copy of this Agreement, and will agree to sign and deliver a Termination Certificate in the form attached hereto as Exhibit 1.

ARTICLE III
PERSONAL INFORMATION

     3.1      Definition of Personal Information. "Personal Information" means personally identifiable information about employees, independent contractors or third party individuals, including names, addresses, telephone or facsimile numbers, Social Security Numbers, background information, credit card or banking information, health information, or other information entrusted to the Company.

Execution Copy

     3.2      Protection of Personal Information. During my employment with or engagement as a consultant with the Company and thereafter, I shall hold Personal Information in the strictest confidence and shall not disclose or use Personal Information about other individuals, except in connection with my work for the Company, or unless expressly authorized in writing by an authorized representative of the Company. I understand that there are laws in the United States and other countries that protect Personal Information, and that I must not use Personal Information about other individuals other than for the purposes for which it was originally used or make any disclosures of other individuals' Personal Information to any third party or from one country to another without prior approval of an authorized representative of the Company. I understand that nothing in this Agreement prevents me from discussing my wages or other terms and conditions of my employment with coworkers or others, unless such discussion would be for the purpose of engaging in unfair competition or other unlawful conduct.

ARTICLE IV
INVENTIONS

     4.1      Definition. As used in this Agreement, the term "Inventions" means all processes, machines, manufactures, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs.

     4.2      Records. I agree during the term of this Agreement to make and maintain adequate and current records, in a form specified by the Company, of all Inventions, that I develop during the term of this Agreement. Such records shall remain the sole property of the Company at all times.

     4.3      Disclosure of Inventions. I will promptly disclose in writing to my immediate supervisor, or to any persons designated by the Company, all Inventions, whether or not patentable, made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment or engagement as a consultant. I will also disclose all things that would be Inventions if made during the term of my employment with or engagement as a consultant to the Company, but conceived, reduced to practice, or developed by me within three (3) months of the termination of my employment with or engagement as a consultant to the Company to permit a determination by the Company as to whether such Inventions should be property of the Company. Such disclosures shall be received by the Company in confidence. I will not disclose Inventions to any person outside the Company unless I am requested to do so by my supervisor or other person designated by the Company. Prior to my submitting or disclosing for possible publication or dissemination outside the Company any material prepared by me that incorporates information that concerns the Company's business or anticipated research, I agree to deliver a copy of such material to the Company, for its review. I agree to make such deletions and revisions as are reasonably requested by the Company to protect its Proprietary Information.

Execution Copy

     4.4      Ownership of Inventions. I agree that all Inventions which I make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment or consultancy shall be the sole property of the Company. The Company shall be the sole owner of all patents, copyrights and other intellectual property or other rights in connection therewith. I further acknowledge and agree that such Inventions are "works made for hire" (as that term is used in the United States Copyright Act) for the Company, and that all rights to such Inventions in all forms shall belong to the Company for all purposes throughout the universe in perpetuity.

     4.5      Assignment. I hereby assign to the Company any right, title or interest I have or may in the future acquire in Inventions which I make, conceive or reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment or consultancy. I am aware and hereby acknowledge that new rights to the Inventions and new or changed technology, uses, media, formats, modes of transmission and methods of distribution, dissemination, exhibition or performance are being and will inevitably continue to be developed in the future, which offer new opportunities for exploiting the Inventions, and I intend and hereby do grant and convey to the Company any and all new rights to and all new exploitation rights in respect of the Inventions. I agree to confirm any such waivers and consents from time to time as requested by the Company.

     4.6      License. To the extent any of the rights, title and interest in and to the Inventions cannot be assigned by me to the Company, I hereby grant to the Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to Inventions can be neither assigned nor licensed by me to the Company, I hereby irrevocably waive and agree never to assert such non-assignable and non-licensable rights, title and interest against the Company or any of the Company's successors in interest to such non-assignable and non-licensable rights.

     4.7      Moral Rights. The Company is the "author" of such Inventions for all purposes, and the sole and exclusive owner of all the rights therein and thereto, including all so-called "moral rights of authors" and "droit moral" rights and any similar or analogous rights under the applicable laws of any country of the world. To the extent such moral rights cannot be assigned under applicable law, I hereby waive such moral rights and consent to any action of the Company that would violate such moral rights in the absence of such consent. I hereby authorize the Company to publish the Inventions in the Company's sole discretion with or without attributing any of the foregoing to me or identifying me in connection therewith and regardless of the effect on such Inventions or my relationship thereto. I agree to ratify and consent to any action that may be taken or authorized by the Company with respect to such Inventions, and I will confirm any such ratifications and consents from time to time as requested by the Company.

     4.8      Further Assurances. I agree to perform, during and after my employment with or engagement as a consultant to the Company, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in obtaining and enforcing patents, copyrights or other rights on such Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in filing, prosecution, or registration of patents or other applications, assistance in the enforcement of proprietary rights, or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorney-in-fact to act for and on my behalf and instead of me, to execute and file any applications or related findings and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by me.

Execution Copy

ARTICLE V
PRIOR INVENTIONS

     5.1      Prior Work. All previous work done by me for Company relating in any way to the conception, reduction to practice, creation, derivation, design, development, manufacture, sale or support of products or services for Company is the property of Company, and I hereby assign to Company all of my right, title and interest in and to such previous work.

     5.2      Disclosure of Prior Innovations. I have identified on Exhibit 2 attached hereto all Inventions, applicable to the business of Company or relating in any way to Company's business or demonstrably anticipated research and development or business, which were conceived, reduced to practice, created, derived, developed, or made by me prior to my employment with Company, which I desire to be excluded from this Agreement. I represent that I have no rights in any Inventions other than those specified in Exhibit 2. If there is no such list on Exhibit 2, I represent that I have neither conceived, reduced to practice, created, derived, developed nor made any such prior Inventions at the time of signing this Agreement.

     5.3      Prior Agreements; No Conflict. I represent and warrant that my performance of all the terms of this Agreement and as an employee or consultant of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with or engagement as a consultant to the Company. I will not improperly use or disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employers or others and understand that the Company will not ask me to do so. Additionally, I will not bring any confidential, proprietary or trade secret information or material belonging to others onto the Company's premises. I represent and warrant that I have returned all property and confidential information belonging to all prior employers. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with or engagement as a consultant to the Company.

ARTICLE VI
GENERAL PROVISIONS

     6.1      Governing Law. The interpretation, validity and effect of this Agreement shall be governed by the laws of the State of Nevada, without reference to its conflict of laws provision.

     6.2      Parties Bound and Benefited. This Agreement shall be binding upon me, my heirs, executor, assigns, and administrators, and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

     6.3      Specific Performance. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth herein. Accordingly, I agree that if I breach any such covenants, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach by me and to specific performance of any provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief, and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

Execution Copy

     6.4      Indemnification. I agree to indemnify and hold the Company harmless for all damages, costs and expenses of litigation (including reasonable attorneys' fees) associated with any violations of any agreements to which I am a party, any inaccuracies in or breaches of any representations, warranties or covenants I have made in this Agreement or my employment agreement or consulting agreement with the Company, if any, or for any violation by me of any laws.

     6.5      Entire Agreement. This Agreement (along with the Exhibits attached hereto) and my employment agreement or consulting agreement with the Company, if any, constitutes the entire agreement among the parties hereto pertaining to the subject matter contained herein and supersedes all prior agreements, representations, and understandings of the parties, whether oral or written, with respect to its subject matter. This Agreement can only be modified by a subsequent written agreement executed by the parties hereto.

     I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

Asia Green Agriculture Corporation	Chin Hon Siang Alex

By:	/s/ Chin Hon Siang Alex
Name:	Signature
Title:
Date:
[ADDRESS]

Date:

Execution Copy

EXHIBIT 1

Termination Certificate

     I certify that I have complied with all the terms of the Proprietary Information and Inventions Agreement of Asia Green Agriculture Corporation (formerly known as SMSA Palestine Acquisition Corp.) (the "Company") signed by me (the "Agreement"), including the reporting of any Inventions or other Proprietary Information (as defined therein), conceived or made by me (solely or jointly with others) covered by the Agreement.

     Further, I certify that I do not have in my possession, nor have I failed to return, any Company Documents (as defined in the Agreement) or reproductions of any aforementioned items belonging to the Company.

     Further, I agree that, in compliance with the Agreement, I will preserve as confidential all Proprietary Information or anything relating or pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

Chin Hon Siang Alex

Print Name

/s/ Chin Hon Siang Alex

Signature	Date

Execution Copy

EXHIBIT 2

     1. The following is a complete list of all Inventions relevant to the subject matter of my employment with or engagement as a consultant to the Company that have been made or conceived or first reduced to practice by me or jointly with others prior to my employment or engagement as a consultant, which I desire to remove from the operation of the Company's Proprietary Information and Inventions Agreement:

____ No inventions or improvements.

____ See below: Any and all inventions regarding:

____ Additional sheets attached.

     2. I propose to bring to my employment the following materials and documents of a former employer:

____ No materials or documents

____ See below:

Chin Hon Siang Alex

Print Name

/s/ Chin Hon Siang Alex

Signature	Date